Exhibit 99.1

Certara Reports First Quarter 2022 Financial Results

PRINCETON, N.J.—May 5, 2022-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the first quarter of fiscal year 2022.

First Quarter Highlights:

●	Revenue was $81.6 million, compared to $66.7 million in the first quarter of 2021, representing growth of 22% over the first quarter of 2021. Excluding Pinnacle 21, revenue was $75.6 million, representing growth of 13% over the first quarter of 2021.
●	Net income was $2.2 million, compared to net income of $1.1 million in the first quarter of 2021, representing growth of 110% over the first quarter of 2021.
●	Adjusted EBITDA was $27.7 million, compared to $23.9 million in the first quarter of 2021, representing growth of 16% over the first quarter of 2021.

“Certara delivered strong revenue growth in the first quarter, despite experiencing some COVID-related delays in activity,” said William F. Feehery, chief executive officer.  “With compelling growth opportunities ahead, we continue to invest in our people, R&D and commercial team to drive innovation and impact.  Our robust bookings growth demonstrates the ongoing adoption of our software and technology-driven services, which enable our customers to accelerate the development of crucial, new medicines for patients worldwide.”

First Quarter 2022 Results

“Certara’s solid first quarter results reflect continued strong demand for our technology-driven services and proprietary software.  Our positive momentum positions us well to deliver on our 2022 outlook, and we have made investments to drive sustainable mid-teens revenue growth,” said Andrew Schemick, chief financial officer.

Total revenue for the first quarter of 2022 was $81.6 million, representing growth of 22% over the first quarter of 2021.  Excluding $6.0 million revenue from Pinnacle 21, which was acquired in late 2021, the revenue increased $8.9 million, or 13%. The increase in revenue was primarily due to growth in our technology-driven services and software product offerings from strong renewal rates, client expansion, and new customers as well as business acquisitions.

Total cost of revenue for the first quarter of 2022 was $32.8 million, increased $6.8 million from $26.0 million in the first quarter of 2021, primarily due to a $4.5 increase in employee-related costs resulting from billable head count growth, $1.7 million increase in intangible assets amortization.

Total operating expenses for the first quarter of 2022 were $42.6 million, increased $7.6 million from $35.1 million in the first quarter of 2021, primarily due to a $6.0 million increase in employee related costs, a $1.5 million increase in stock-based compensation costs, a $0.9 million increase in professional costs, $0.7 million increase in amortization of  intangible assets, $0.7 million increase in compliance implementation costs, partially offset by $1.0 million decrease in business acquisition costs, and a $1.0 million increase in capitalized research and development cost.

Net income for the first quarter of 2022 was $2.2 million, compared to a net income of $1.1 million in the first quarter of 2021. The $1.2 increase in net income was primarily due to a $14.8 million increase in total revenue and a $1.7 decrease in other expense, partially offset by a $6.8 million increase in cost of revenue, a $7.5 million increase in operating expenses, and $1.0 million increase in tax expense.

Diluted earnings per share for the first quarter 2022 was $0.01, as compared to $0.01 in the first quarter of 2021.

Adjusted EBITDA for the first quarter of 2022 was $27.7 million compared to $23.9 million for the first quarter of 2021, representing 16% growth. See note (1) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the first quarter of 2022 was $16.9 million compared to $14.4 million for the first quarter of 2021. Adjusted diluted earnings per share for the first quarter 2022 was $0.11 compared to $0.09 for the first quarter of 2021.  See note (2) in the section A Note on Non-GAAP Financial Measures  below for more information on adjusted net income and adjusted diluted earnings per share.

	Three Months Ended March 31,
	2022	2021
Key Financials (in millions, except per share data)
Revenue	$81.6	$66.7
Net income	$2.2	$1.1
Diluted earnings per share	$0.01	$0.01
Adjusted EBITDA	$27.7	$23.9
Adjusted net income	$16.9	$14.4
Adjusted diluted earnings per share	$0.11	$0.09
Cash and cash equivalents	$184.3	$273.0

2022 Financial Outlook

Certara is reiterating its previously reported guidance for full year 2022 with the exception of an update to guidance for fully diluted shares outstanding. The Company expects the following:

FY 2022 Guidance
In millions, except per share data
Revenue	$350 - $360
Adjusted EBITDA	$127 - $131
Adjusted diluted earnings per share	$0.48 - $0.53

Fully diluted shares for 2022 to be in the range of 159 million to 161 million.

GAAP tax rate for 2022 to be in the range of 40% to 45%; and

Cash tax rate for 2022 to be in the range of 20% to 25%

Webcast and Conference Call Details

Certara will host a conference call today, May 5, 2022, at 5:00 p.m. ET to discuss its first quarter 2022 financial results.   The dial-in numbers are (833) 360-0946 for domestic callers or (914) 987-7661 for international callers, followed by Conference ID: 2728807. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://ir.certara.com/. The webcast will be archived on the website following the completion of the call for approximately one year.

About Certara

Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,000 biopharmaceutical companies, academic institutions, and regulatory agencies across 62 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers due to COVID-19 or other external factors, consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of the Pinnacle 21 acquisition and any future acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; the occurrence of global conflicts, such as the conflict between Russian and Ukraine; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; lower utilization rates by our employees as a result of natural disasters and epidemic diseases, such as COVID-19; risks related to our contracts with government customers; our ability to sustain recent growth rates;  our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on backlog; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-

party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 1, 2022. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings per share, which are not recognized terms under GAAP.  These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenue, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings per share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods.  In addition, each of these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(2)

Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.

In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	MARCH 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2022	2021
Revenues	$81,551	$66,718
Cost of revenues	32,789	26,016
Operating expenses:
Sales and marketing	6,111	3,752
Research and development	7,548	4,706
General and administrative	18,339	16,562
Intangible asset amortization	10,149	9,456
Depreciation and amortization expense	482	602
Total operating expenses	42,629	35,078
Income from operations	6,133	5,624
Other income (expenses):
Interest expense	(3,228)	(3,928)
Miscellaneous, net	841	(117)
Total other expenses	(2,387)	(4,045)
Income before income taxes	3,746	1,579
Provision of income taxes	1,536	527
Net Income	2,210	1,052

Net income per share attributable to common stockholders:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted average common shares outstanding:
Basic	155,936,953	147,160,084
Diluted	159,160,321	152,084,745

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$184,315	$185,797
Accounts receivable, net of allowance for credit losses of $296 and $262, respectively	72,719	69,555
Restricted cash	745	827
Prepaid expenses and other current assets	17,407	18,548
Total current assets	275,186	274,727
Other assets:
Property and equipment, net	2,927	2,935
Operating lease right-of-use assets	13,631	12,634
Goodwill	704,788	703,371
Intangible assets, net of accumulated amortization of $181,138 and $169,329, respectively	504,310	511,823
Deferred income taxes	4,086	4,073
Other long-term assets	2,098	2,167
Total assets	$1,507,026	$1,511,730
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,255	$7,458
Accrued expenses	18,592	29,830
Current portion of deferred revenue	48,168	45,496
Current portion of long-term debt	3,020	3,020
Current operating lease liabilities	4,897	5,040
Other current liabilities	685	1,381
Total current liabilities	81,617	92,225
Long-term liabilities:
Deferred revenue, net of current portion	1,080	1,531
Deferred income taxes	75,268	76,098
Operating lease liabilities, net of current portion	9,348	8,256
Long-term debt, net of current portion and debt discount	291,308	291,746
Non-current finance lease liabilities	—	25
Total liabilities	458,621	469,881
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 159,657,174 and 159,658,948 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	1,596	1,596
Additional paid-in capital	1,127,334	1,119,821
Accumulated deficit	(73,394)	(75,604)
Accumulated other comprehensive loss	(7,046)	(3,926)
Treasury stock at cost, 2,874 and 1,100 shares at March 31, 2022 and December 31, 2021, respectively	(85)	(38)
Total stockholders’ equity	1,048,405	1,041,849
Total liabilities and stockholders’ equity	$1,507,026	$1,511,730

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	THREE MONTHS ENDED MARCH 31
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income	$2,210	$1,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	482	602
Amortization of intangible assets	12,450	10,102
Amortization of debt issuance costs	386	378
(Recovery of) provision for credit losses	34	(1)
Loss on retirement of assets	5	—
Equity-based compensation expense	7,513	5,151
Deferred income taxes	(715)	12
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,244)	(2)
Prepaid expenses and other assets	653	(673)
Accounts payable and other liabilities	(11,830)	(11,109)
Deferred revenue	2,556	(507)
Other current liabilities	(792)	—
Changes in operating lease assets and liabilities, net	95	(71)
Net cash provided by operating activities	9,803	4,934
Cash flows from investing activities:
Capital expenditures	(506)	(222)
Capitalized development costs	(2,187)	(1,192)
Business acquisitions, net of cash acquired	(5,983)	(2,044)
Net cash used in investing activities	(8,676)	(3,458)
Cash flows from financing activities:
Payments on long-term debt and finance lease obligations	(826)	(855)
Payments on financing component of interest rate swap	(646)	—
Payment of taxes on shares withheld for employee taxes	(48)	—
Net cash used in financing activities	(1,520)	(855)
Effect of foreign exchange rate changes on cash and cash equivalents, and restricted cash	(1,171)	(191)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(1,564)	430
Cash and cash equivalents, and restricted cash, at beginning of period	186,624	273,291
Cash and cash equivalents, and restricted cash, at end of period	$185,060	$273,721

NON-GAAP FINANCIAL MEASURES

The following table reconciles net income to adjusted EBITDA:

	THREE MONTHS ENDED MARCH 31
	2022	2021

	(in thousands)
Net income(a)	$2,210	$1,052
Interest expense(a)	3,228	3,928
Interest income(a)	(11)	(70)
Provision for income taxes(a)	1,536	527
Depreciation and amortization expense(a)	482	602
Intangible asset amortization(a)	12,450	10,102
Currency (gain) loss(a)	(705)	191
Equity-based compensation expense(b)	7,513	5,151
Acquisition-related expenses(d)	272	1,596
Transaction-related expenses(e)	17	685
Loss on disposal of fixed assets(f)	5	—
First-year Sarbanes-Oxley implementation costs(g)	653	107
Adjusted EBITDA	$27,650	$23,871

The following table reconciles net income to adjusted net income:

	THREE MONTHS ENDED MARCH 31
	2022	2021

	(in thousands)
Net income(a)	$2,210	$1,052
Currency gain (loss)(a)	(705)	191
Equity-based compensation expense(b)	7,513	5,151
Amortization of acquisition-related intangible assets(c)	10,880	8,428
Acquisition-related expenses(d)	272	1,596
Transaction-related expenses(e)	17	685
Loss on disposal of fixed assets(f)	5	—
First-year Sarbanes-Oxley implementation costs(g)	653	107
Income tax expense impact of adjustments(h)	(3,916)	(2,786)
Adjusted Net Income	$16,929	$14,424

The following table reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED MARCH 31
	2022	2021

Net income(a)	$0.01	$0.01
Currency (gain) loss(a)	—	—
Equity-based compensation expense(b)	0.05	0.03
Amortization of acquisition-related intangible assets(c)	0.07	0.06
Acquisition-related expenses(d)	—	0.01
Transaction-related expenses(e)	—	—
Loss on disposal of fixed assets(f)	—	—
First-year Sarbanes-Oxley implementation costs(g)	—	—
Income tax expense impact of adjustments(h)	(0.02)	(0.02)
Adjusted Diluted Earnings Per Share	$0.11	$0.09

Diluted weighted average common shares outstanding	155,936,953	147,160,084
Effect of potentially dilutive shares outstanding (i)	3,223,368	4,924,661
Diluted weighted average common shares outstanding	159,160,321	152,084,745

(a)	Represents amounts as determined under GAAP.
(b)

Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.

(c)	Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d)	Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(e)	Represents costs associated with our public offerings that are not capitalized.
(f)	Represents the gain/loss related to disposal of fixed assets.
(g)	Represents the first-year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act.
(h)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(i)	Represents potentially dilutive shares that were included in the Company's GAAP diluted weighted average common shares outstanding.